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                                                                    EXHIBIT 99.3

                            TENNECO AUTOMOTIVE INC.
                        (FORMERLY KNOWN AS TENNECO INC.)

                               OFFER TO EXCHANGE
             11 5/8% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B,
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                         FOR ALL ISSUED AND OUTSTANDING
              11 5/8% SENIOR SUBORDINATED NOTES DUE 2009, SERIES A

To Our Clients:

     Enclosed for your consideration is a Prospectus dated             ,
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Tenneco Automotive Inc., formerly known as Tenneco Inc. (the "Company"), to exchange an aggregate principal amount of up to $500,000,000 of its 11 5/8% Senior Subordinated Notes due 2009, Series B (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 5/8% Senior Subordinated Notes due 2009, Series A (the "Outstanding Notes"), which were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Outstanding Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 14, 1999, among the Company, the guarantors named therein, Salomon Smith Barney Inc. and the other initial purchasers named therein. The New Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes generally do not apply to the New Notes. See "The Exchange Offer" in the Prospectus.

     These materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on             ,      , unless the Exchange Offer
is extended. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Outstanding Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on
                 ,      , unless the Exchange Offer is extended.

     If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Tenneco Automotive Inc. (formerly Tenneco Inc.) with respect to its Outstanding Notes.

     This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Outstanding Notes held by you for my account as indicated below:

     11 5/8% Senior Subordinated Notes due 2009, Series A     $
--------------------------------------------
                                                               Aggregate
                                                               Principal Amount
                                                               of Outstanding
                                                               Notes

     [ ]  Please do not tender any Outstanding Notes held by you for my account.

     Dated: ______, ____

Signature(s):
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Print Name(s) here:
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Print Address(es):
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Area Code and Telephone Number(s):
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Tax Identification or Social Security Number(s):
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     NONE OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED
UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.